Exhibit 99.2

RESIGNATION OF OFFICER

June 14, 2021

Board of Directors

INVO Bioscience, Inc.

Gentlemen:

I tender my resignation as acting Chief Financial Officer of INVO Bioscience, Inc. Such resignation to be effective immediately.

My resignation as acting Chief Financial Officer is not because of any disagreements with INVO Bioscience, Inc. on matters relating to its operations, policies and practices.

Thank you in advance for your prompt attention to this matter.

Sincerely yours,

/s/ Debra Hoopes
Debra Hoopes